Exhibit 10.12
IRONPLANET, INC.
Komatsu America Corp.
One Continental Towers
1701 W. Golf Road
Rolling Meadows, IL 60008
     Re:   Board Observer Rights
Ladies and Gentlemen:
     This letter will confirm our agreement with you in connection with your equity interest in IronPlanet, Inc., a Delaware corporation (the “Company”), and effective as of March 15, 2010, Komatsu America Corp. (the “Investor”) will be entitled to the following board observer rights.
     1. If the Investor is not represented on the Company’s Board of Directors (the “Board”) by a member nominated by such Investor, the Company shall give to a representative of the Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, concurrently with sending such materials to the Board’s directors, and shall permit such representative to attend all meetings of the Board, except that the representative of the Investor may be excluded from (i) any executive session of the Board and (ii) access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege.
     2. The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.
     3. Except as provided in Section 4 below, the rights accorded to the Investor pursuant to this letter shall not limit or otherwise abridge the rights of the Investor as set forth in (i) the Third Amended and Restated Investors’ Rights Agreement, dated as of August 28, 2008, as amended, by and among the Company and certain of its stockholders, and (ii) any other agreement between the Company and the Investor.
     4. The rights described in this letter are non-assignable and shall terminate upon the termination of the Voting Agreement dated September 27, 2000 entered into between the Company, the Investor, and other investors. The confidentiality provisions of this letter will survive any such termination.
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          The undersigned hereby execute and deliver this letter agreement as of the date first set forth above. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Sincerely, IRONPLANET, INC.
By:	/s/ Michael J. O’Donnell
(Signature)
	Name:	Michael J. O’Donnell
	Title:	Chief Financial Officer

AGREED AND ACCEPTED: KOMATSU AMERICA CORP.
By:	/s/ Ed Bathelt
(Signature)
	Name:	Ed Bathelt
	Title:	VP, Secretary and General Counsel

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